     As filed with the Securities and Exchange Commission on July 16, 1997.

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    Form S-8

                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------


                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                  94-3136539
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

          3174 Porter Drive
        Palo Alto, California                              94304
(Address of principal executive offices)                 (Zip Code)

                 1991 STOCK PLAN OF INCYTE PHARMACEUTICALS, INC.

                            (Full title of the plan)

          ROY A. WHITFIELD                             Copy to:
      Chief Executive Officer                     STANTON D. WONG, ESQ.
    Incyte Pharmaceuticals, Inc.                   SALLY BRAMMELL, ESQ.
          3174 Porter Drive                    Pillsbury Madison & Sutro LLP
    Palo Alto, California 94304                       P.O. Box 7880
          (415) 855-0555                          San Francisco, CA 94120
 (Name, address and telephone number,                 (415) 983-1000
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
      Title of          Amount       Proposed Maximum        Proposed           Amount of
    Securities To        To Be        Offering Price     Maximum Aggregate    Registration
    Be Registered    Registered(1)     per Share(2)      Offering Price(2)        Fee(2)
--------------------------------------------------------------------------------------------
    Common Stock,       400,000          $63.0625        $25,225,000          $7,644.00
   $.001 par value      shares
--------------------------------------------------------------------------------------------

(1)    Calculated pursuant to General Instruction E to Form S-8.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price and the registration fee have been computed on the basis of the high and low prices of the Common Stock on The Nasdaq National Market on July 9, 1997.

                                     -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
--------------------------------------------------------------------------------

                        INFORMATION REQUIRED PURSUANT
                    TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

      Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on October 4, 1996, File No. 333-13449; June 20, 1995, File No. 33-93666 and March 10, 1994, File No. 33-76344 are hereby incorporated by reference.

                                   Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

      (1) Registrant's Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 1996;

      (2) Registrant's Quarterly Report on Form 10-Q (File No. 0-27488) for the quarter ended

March 31, 1997; and

      (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed January 5, 1996 (File No. 0-27488).

      In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 15, 1997.

                                   INCYTE PHARMACEUTICALS, INC.

                                   By        ROY A. WHITFIELD
                                      ---------------------------------
                                             Roy A. Whitfield
                                          Chief Executive Officer
                                        (Principal Executive Officer)


                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy A. Whitfield, Randal W. Scott and Denise M. Gilbert and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                  Title                                    Date
         ---------                  -----                                    ----


     ROY A. WHITFIELD          Chief Executive Officer (Principal        July 15, 1997
----------------------------   Executive Officer) and Director
     Roy A. Whitfield


     DENISE M. GILBERT         Executive Vice President and Chief        July  15, 1997
----------------------------   Financial Officer (Principal Financial
     Denise M. Gilbert         Officer)


      JANET L. NIBEL           Director, Finance and Administration      July 15, 1997
----------------------------   (Principal Accounting Officer)
      Janet L. Nibel


   JEFFREY J. COLLINSON        Chairman of the Board                     July 15, 1997
----------------------------
   Jeffrey J. Collinson


     BARRY M. BLOOM            Director                                  July 15, 1997
----------------------------
     Barry M. Bloom


   FREDERICK B. CRAVES         Director                                  July 15, 1997
----------------------------
   Frederick B. Craves


       JON S. SAXE             Director                                  July 15, 1997
----------------------------
       Jon S. Saxe


    RANDAL W. SCOTT            Director                                  July 15, 1997
----------------------------
    Randal W. Scott

                              INDEX TO EXHIBITS

Exhibit
Number         Exhibit
------         -------

   5.1 Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities to be offered.

  10.1         1997 Amendment to the 1991 Stock Plan

  23.1         Consent of Ernst & Young LLP,
               Independent Auditors.

  23.2         Consent of Pillsbury Madison &
               Sutro LLP (included in Exhibit 5.1).

  24.1         Power of Attorney (see page 3).